Exhibit 24

POWER OF ATTORNEY
ENERGEN CORPORATION
ALABAMA GAS CORPORATION

Each of the undersigned directors of Energen Corporation, an Alabama corporation, and Alabama Gas Corporation, an Alabama corporation, hereby nominates, constitutes and appoints James T. McManus, II, and Charles W. Porter, Jr., and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Annual Reports on Form 10-K for the year ended December 31, 2011 of each of said corporations, in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said reports.

The undersigned hereby grants to said attorneys full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Reports shall comply with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations adopted pursuant thereto, and further grants full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned directors of Energen Corporation and Alabama Gas Corporation have executed this Power of Attorney as of the 25th day of January, 2012.

/s/ Stephen D. Ban
Stephen D. Ban

/s/ Julian W. Banton
Julian W. Banton

/s/ Kenneth W. Dewey
Kenneth W. Dewey

/s/ T. Michael Goodrich
T. Michael Goodrich

/s/ Jay Grinney
Jay Grinney

/s/ Judy M. Merritt
Judy M. Merritt

/s/ Stephen A. Snider
Stephen A. Snider

/s/ David W. Wilson
David W. Wilson

/s/ Gary C. Youngblood
Gary C. Youngblood